Exhibit 10.4
RESTRICTED STOCK UNIT AGREEMENT
THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) is entered into by and between Hertz Global Holdings, Inc., a Delaware corporation (the “Company”), and the Participant (defined hereafter) pursuant to the Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan, as amended from time to time (the “Plan”), in combination with a 2019 Long Term Incentive Award Summary (or applicable portion thereof) (the “Award Summary”). The Award Summary, which identifies the person to whom the restricted stock units are granted (the “Participant”) and specifies the date of grant of this Award (the “Grant Date”) and other details of this Award, and the electronic acceptance of this Agreement, are incorporated herein by reference.
1. Grant and Acceptance of Restricted Stock Units. The Company hereby evidences and confirms its grant to the Participant, effective as of the Grant Date, of the number of restricted stock units set forth on the Award Summary and which shall be subject to the terms and conditions of the Plan and this Agreement, including the adjustments as provided in this Agreement (such number of restricted stock units, as may be adjusted, referred to as the “Grant Number”) (the “Restricted Stock Units”). The Participant must accept this Award within ninety (90) days after notification that the Award is available for acceptance and in accordance with the instructions provided by the Company. The Award may be rescinded upon the action of the Company, in its sole discretion, if the Award is not accepted within ninety (90) days after notification is sent to the Participant indicating availability for acceptance.
This Agreement is subordinate to, and the terms and conditions of the Restricted Stock Units granted hereunder are subject to, the terms and conditions of the Plan, which are incorporated by reference herein. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, except as expressly provided herein, the terms of the Plan shall govern. If there is any inconsistency between the terms of this Agreement and the terms of the Award Summary, the terms of this Agreement shall govern. Any capitalized terms used herein without definition shall have the meanings set forth in the Plan.
2.     Vesting of Restricted Stock Units.
(a)     Generally. Except as otherwise provided in this Section 2, the Restriction Period applicable to the Restricted Stock Units shall lapse, if at all, as follows:
(i)     As to 33⅓% of the Grant Number of Restricted Stock Units, as of the later of the Certification Date (as defined below) and the first anniversary of the Grant Date, subject to (X) the continued employment of the Participant by the Company or any Subsidiary thereof through the first anniversary of the Grant

1

Date, (Y) the achievement of the performance criteria established by the Committee pursuant to the Plan for the Restricted Stock Units for the Performance Period (as defined in Exhibit A) and set forth at the end of this Agreement (the “Performance Goal”) and (Z) the Committee’s certification of the achievement of the Performance Goal in accordance with the below.
(ii)     As to 33⅓% of the Grant Number of Restricted Stock Units, as of the second anniversary of the Grant Date, subject to (x) the continued employment of the Participant by the Company or any Subsidiary thereof through the second anniversary of the Grant Date, and (y) the Restriction Period having lapsed as to the Restricted Stock Units described in clause (i); and
(iii)     As to 33⅓% of the Grant Number of Restricted Stock Units, as of the third anniversary of the Grant Date, subject to (x) the continued employment of the Participant by the Company or any Subsidiary thereof through the third anniversary of the Grant Date, and (y) the Restriction Period having lapsed as to the Restricted Stock Units described in clause (i).
To the extent the Restriction Period of any Restricted Stock Units subject to this Agreement does not lapse as provided herein, such Restricted Stock Units shall immediately be forfeited and canceled as of the earliest date on which vesting is no longer possible.

As soon as administratively feasible in the calendar year after the end of the Performance Period, the Committee shall certify, in writing, whether or not, the Performance Goal has been achieved. The date on which the Committee makes such certification is referred to herein as the “Certification Date”.

If the Committee certifies on the Certification Date that the Performance Goal has not been achieved, all Restricted Stock Units subject to this Agreement shall immediately be forfeited and canceled.

(b)     Termination of Employment.
(i)     Death, Disability or Retirement. If the Participant’s employment is terminated due to death, Disability, or Retirement prior to the third anniversary of the Grant Date, then a portion of the Restricted Stock Units subject to this Agreement shall be retained, with such portion being retained equal to 33⅓% of the Grant Number of Restricted Stock Units multiplied by a fraction, the numerator of which is the number of full completed months elapsed since the Tranche Beginning Date, and the denominator of which is 12 (the “Retained Award”); provided, however, no vesting shall occur if the Participant retires prior to the first anniversary of the Grant Date unless otherwise determined by the Committee in compliance with the terms of the Plan; provided, further, that, if, as of Certification Date, the Committee determines that the Performance Goal has not been achieved, then the result of the foregoing calculation shall be reduced to zero. The remainder of the Restricted Stock Units shall be forfeited and canceled as of the date of the Participant’s termination. The Restriction Period on the Retained Award shall lapse, if at all, as of the later of the Certification Date or date of termination, if the Performance Goal is achieved. Such Restricted Stock Units shall be settled as provided in Section 3.
The “Tranche Beginning Date” shall be (X) the Grant Date, if the termination of employment occurs prior to the first anniversary of the Grant Date, (Y) the first anniversary of the Grant Date if the termination of employment occurs on or after the first anniversary of the Grant Date but before the second anniversary of the Grant Date, and (Z) the second anniversary of the Grant Date if the termination of employment occurs on or after the second anniversary of the Grant Date.

(ii)     Any Other Reason. If the Participant’s employment terminates (whether by the Participant or by the Company or a Subsidiary) for any reason other than death, Disability, or Retirement prior to the third anniversary of the Grant Date, any outstanding Restricted Stock Units shall immediately be forfeited and canceled effective as of the date of the Participant’s termination.
(c)     Change in Control.
(i)     In General. Subject to Section 2(c)(ii), in the event of a Change in Control, the Performance Goal shall be deemed satisfied and the Restriction Period applicable to any outstanding Restricted Stock Units shall lapse immediately prior to such Change in Control and shall be settled as set forth in Section 3.
(ii)     Alternative Awards. Notwithstanding Section 2(c)(i), no cancellation, termination, lapse of Restriction Period or settlement or other payment shall occur with respect to the Restricted Stock Units if the Committee (as constituted immediately prior to the Change in Control) reasonably determines prior to the Change in Control that the Restricted Stock Units shall be honored or assumed or new rights substituted therefor by an Alternative Award, in accordance with the terms of Section 9.2 of the Plan; provided, however, notwithstanding anything in the Plan to the contrary, any such Alternative Award shall vest in full if the Participant’s employment is terminated by the Company without Cause within two years following a Change in Control. For purposes of any Alternative Award, the Performance Goal shall be deemed satisfied.
(iii)     Definitions. For purposes of this Agreement, and notwithstanding anything in the Plan to the contrary, “Change in Control” means the first occurrence of any of the following events after the Grant Date:

(A)
the acquisition by any person, entity or “group” (as defined in Section 13(d) of the Exchange Act), other than the Company, the Subsidiaries, any employee benefit plan of the Company or the Subsidiaries, or any Permitted Holder, of 50% or more of the combined voting power of the Company’s then outstanding voting securities;

(B)
within any 24-month period, the Incumbent Directors shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this clause (B);

(C)
the merger or consolidation of the Company as a result of which persons who were owners of the voting securities of the Company immediately prior to such merger or consolidation, together with any Permitted Holder, do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

(D)
the approval by the Company’s shareholders of the liquidation or dissolution of the Company other than a liquidation of the Company into any Subsidiary or a liquidation a result of which persons who were stockholders of the Company immediately prior to such liquidation, together with any Permitted Holder, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the entity that holds substantially all of the assets of the Company following such event; or

(E)	the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, affiliates of the Company or any Permitted Holder.
Notwithstanding the foregoing, (i) a “Change in Control” for purposes of this Agreement shall not be deemed to occur if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code and (ii) with respect to any Award that is subject to Section 409A of the Code, “Change in Control” shall have a meaning consistent with Section 1.409A-3(i)(5) of the U.S. Treasury Regulations.
For purposes of the foregoing:

(A)
“Permitted Holder” means the Related Parties and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members.

(B)    “Principal” means Carl Icahn.
(C)    “Related Party” or “Related Parties” means (1) the Principal and his siblings, his and their respective spouses and descendants (including stepchildren and adopted children) and the spouses of such descendants (including stepchildren and adopted children) (collectively, the “Family Group”); (2) any trust, estate, partnership, corporation, company, limited liability company or unincorporated association or organization (each an “Entity” and collectively “Entities”) controlled by (to be interpreted consistent with the definition of “Affiliate”) one or more members of the Family Group; (3) any Entity over which one or more members of the Family Group, directly or indirectly, have rights that legally enable them to make or veto significant management decisions with respect to such Entity, whether pursuant to the constituent documents of such Entity, by contract, through representation on a board of directors or other governing body of such Entity or in any other manner (such rights hereinafter referred to as “Veto Power”); (4) the estate of any member of the Family Group; (5) any trust created (in whole or in part) by any one or more members of the Family Group; (6) any individual or Entity who receives an interest in any estate or trust listed in clauses (4) or (5), to the extent of such interest; (7) any trust or estate, substantially all the beneficiaries of which (other than charitable organizations or foundations) consist of one or more members of the Family Group;

(8) any organization described in Section 501(c) of the Code, over which any one or more members of the Family Group and the trusts and estates listed in clauses (4), (5) and (7) have direct or indirect Veto Power, or to which they are substantial contributors (as such term is defined in Section 507 of the Code); (9) any organization described in Section 501(c) of the Code of which a member of the Family Group is an officer, director or trustee; or (10) any Entity, directly or indirectly (i) owned or controlled by (to be interpreted consistent with the definition of “Affiliate”) or (ii) a majority of the economic interests in which are owned by, or are for or accrue to the benefit of, in either case, any Person or Persons identified in clauses (1) through (9) above.
3.     Settlement. Subject to the following sentence, not later than the 30th day following the date on which the lapse of the Restriction Period occurs with respect to any Restricted Stock Units, the Company shall issue to the Participant one share of Common Stock underlying each Restricted Stock Unit as to which the Restriction Period has lapsed (or, if determined by the Committee in its sole discretion, cash equal to the Fair Market Value of such shares of Common Stock or any combination of shares of Common Stock and cash having an aggregate Fair Market Value equal to such number of shares of Common Stock). Notwithstanding the preceding sentence, if the Restriction Period applicable to any Restricted Stock Units which constitutes “deferred compensation” subject to Code Section 409A lapses as a result of a Change in Control that does not qualify as a “change in the ownership or effective control” of the Company or “in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code, then the Company shall not settle such Restricted Stock Units until the 30th day following the earlier of (i) the Participant’s termination of employment and (ii) the originally scheduled vesting date of such Restricted Stock Units. For the avoidance of doubt, the preceding two sentences are subject to Section 8(g) of this Agreement and Section 11.9 of the Plan. Upon issuance, such shares of Common Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable law, this Agreement and any other agreement to which such shares are subject. The Participant’s settlement rights pursuant to this Agreement shall be no greater than the right of any unsecured general creditor of the Company.
4.     Forfeiture. Notwithstanding anything in the Plan or this Agreement to the contrary, if, during the Covered Period, the Participant engages in Wrongful Conduct, then any Restricted Stock Units for which the Restriction Period has not then lapsed shall automatically be forfeited and cancelled effective as of the date on which the Participant first engaged in such Wrongful Conduct. If the Participant engages in Wrongful Conduct or if the Participant’s employment is terminated for Cause, the Participant shall pay to the

Company in cash any Restriction-Based Financial Gain the Participant realized from the lapse of the Restriction Period applicable to all or a portion of the Restricted Stock Units with respect to which the Restriction Period lapsed within the Wrongful Conduct Period. By entering into this Agreement, the Participant hereby consents to and authorizes the Company and the Subsidiaries to deduct from any amounts payable by such entities to the Participant any amounts the Participant owes to the Company under this Section 4 to the extent permitted by law. This right of set-off is in addition to any other remedies the Company may have against the Participant for the Participant’s breach of this Section 4. The Participant’s obligations under this Section 4 shall be cumulative of any similar obligations the Participant has under the Plan, this Agreement, any Company policy, standard or code or any clawback plan or policy (including, without limitation, the Company’s Standards of Business Conduct), or any other agreement with the Company or any Subsidiary, including, without limitation, an individual employment agreement or restrictive covenant agreement.
5.     Effect of Financial Restatements. In addition to any actions under any clawback policy or compensation recovery policy or such other similar policy of the Company in effect from time to time, to the extent applicable, in the event that the Participant commits misconduct, fraud or gross negligence (whether or not such misconduct, fraud or gross negligence is deemed or could be deemed to be an event constituting Cause) and as a result of, or in connection with, such misconduct, fraud or gross negligence, the Company restates any of its financial statements, then the Committee may require any or all of the following:
(a)     that the Participant forfeit some or all of the Restricted Stock Units subject to this Agreement held by the Participant at the time of such restatement,
(b)     that the Participant forfeit (or pay or return to the Company) some or all of the cash or the shares of Common Stock held by the Participant at the time of such restatement that had been received within the three-year period prior to the date that the Company is required to prepare a financial restatement in settlement of Restricted Stock Units subject to this Agreement, and
(c)     that the Participant pay to the Company in cash all or a portion of the proceeds that the Participant realized from the sale of shares of Common Stock that had been received within the three-year period prior to the date that the Company is required to prepare a financial restatement in settlement of any Restricted Stock Units subject to this Agreement.

Notwithstanding the foregoing, in the event that the Committee determines that the rules and regulations implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act require a longer or different clawback time period than the three-year period contemplated by Sections 5(b) and (c), or terms and conditions other than those reflected in this Section 5, such three-year period shall be deemed extended (but not reduced), and/or such other terms and conditions modified, to the extent necessary to be consistent with such rules and regulations.
6.     Issuance of Shares.
(a)     Notwithstanding any other provision of this Agreement, the Participant may not sell or transfer the shares of Common Stock acquired upon settlement of the Restricted Stock Units except in compliance with all applicable laws and regulations.
(b)     The shares of Common Stock issued in settlement of the Restricted Stock Units shall be registered in the Participant’s name, or, if applicable, in the names of the Participant’s heirs or estate. In the Company’s discretion, such shares may be issued either in certificated form or in uncertificated, book entry form. The certificate or book entry account shall bear such restrictive legends or restrictions as the Company, in its sole discretion, shall require. If delivered in certificated form, the Company may deliver a share certificate to the Participant or to the Participant’s designated broker on the Participant’s behalf. If the Participant is deceased (or if Disabled and if necessary) at the time that a delivery of share certificates is to be made, the certificates shall be delivered to the Participant’s estate, executor, administrator, legally authorized guardian or personal representative (as applicable).
(c)     To the extent permitted by Section 409A of the Code, the grant of the Restricted Stock Units and issuance of shares of Common Stock upon settlement of the Restricted Stock Units shall be subject to and in compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Common Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Restricted Stock Units shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. To the extent permitted by Section 409A of the Code, as a condition to the settlement of the Restricted Stock Units, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
(d)     The Company shall not be required to issue fractional shares of Common Stock upon settlement of the Restricted Stock Units.
(e)     To the extent permitted by Section 409A of the Code, the Company may postpone the issuance and delivery of any shares of Common Stock provided for under this Agreement for so long as the Company determines to be necessary or advisable to satisfy the following: (1) the completion or amendment of any registration of such shares or satisfaction of any exemption from registration under any securities law, rule, or regulation; (2) compliance with any requests for representations; and (3) receipt of proof satisfactory to the Company that a person seeking such shares on the Participant’s behalf upon the Participant’s Disability (if necessary), or upon the Participant’s estate’s behalf after the death of the Participant, is appropriately authorized.
7.     Participant’s Rights with Respect to the Restricted Stock Units.
(a)     Restrictions on Transferability. The Restricted Stock Units granted hereby may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated other than with the consent of the Company or by will or by the laws of descent and distribution to the estate of the Participant upon the Participant’s death; provided that any such permitted transferee shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if such beneficiary or the estate were the Participant. Any attempt by the Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Restricted Stock Units or any interest therein or any rights relating thereto without complying with the provisions of the Plan and this Agreement, including this Section 7(a), shall be void and of no effect. The Company shall not be required to recognize on its books any action taken in contravention of these restrictions.

(b)     No Rights as Stockholder. The Participant shall not have any rights as a stockholder of the Company with respect to any shares of Common Stock corresponding to the Restricted Stock Units granted hereby unless and until shares of Common Stock are issued to the Participant in respect thereof.
8.     Miscellaneous.
(a)     Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
(b)     Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Participant without the prior written consent of the other party, for the avoidance of doubt, in the case of the Company, subject to Section 4.4 and Article IX of the Plan.
(c)     No Right to Continued Employment. Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate the Participant’s employment at any time, or confer upon the Participant any right to continue in the employ of the Company or any of its Subsidiaries (regardless of whether such termination results in (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under the Plan). Nothing in the Plan or this Agreement shall confer on the Participant the right to receive any future Awards under the Plan.
(d)     Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Participant, as the case may be, at the following addresses or to such other address as the Company or the Participant, as the case may be, shall specify by notice to the other:

If to the Company, to it at:

Hertz Global Holdings, Inc.
8501 Williams Road
Estero, Florida 33928
Attention: General Counsel
Fax: (239) 301-6906

If to the Participant, to the Participant at his or her most recent address as shown on the books and records of the Company or Subsidiary employing the Participant.

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

(e)     Amendment. This Agreement may be amended from time to time by the Committee in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a material adverse effect on the Restricted Stock Units as determined in the discretion of the Committee, except as provided in the Plan, or with the consent of the Participant. This Agreement may not be amended, modified or supplemented orally.
(f)     Interpretation. The Committee shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award. Any determination or interpretation by the Committee under or pursuant to the Plan or this Award shall be final and binding and conclusive on all persons affected hereby.
(g)     Tax Withholding; Section 409A.
(i)     The Company shall have the right and power to deduct from all amounts paid to the Participant in cash or shares (whether under the Plan or otherwise) or to require the Participant to remit to the Company promptly upon notification of the amount due, an amount (which may include shares of Common Stock) to satisfy the minimum federal, state or local or foreign taxes or other obligations required by law to be withheld with respect to the Restricted Stock Units. No shares of Common Stock shall be issued unless and until arrangements satisfactory to the Committee shall have been made to satisfy the statutory minimum withholding tax obligations applicable with respect to such Restricted

Stock Units. To the extent permitted by Section 409A of the Code, the Company may defer payments of cash or issuance or delivery of Common Stock until such requirements are satisfied. Without limiting the generality of the foregoing, the Participant may elect to tender shares of Common Stock (including shares of Common Stock issuable in respect of the Restricted Stock Units) to satisfy, in whole or in part, the amount required to be withheld (provided that such amount shall not be in excess of the minimum amount required to satisfy the statutory withholding tax obligations).
(ii)     It is intended that the provisions of this Agreement comply with Section 409A of the Code to the extent applicable, and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A and any similar state or local law.
(h)     Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.
(i)     Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By entering into this Agreement and accepting the Restricted Stock Units evidenced hereby, the Participant acknowledges: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the Award does not create any contractual or other right to receive future grants of Awards; (iii) that participation in the Plan is voluntary; (iv) that the value of the Restricted Stock Units is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and (v) that the future value of the Common Stock is unknown and cannot be predicted with certainty.
(j)     Employee Data Privacy. The Participant authorizes any Affiliate of the Company that employs the Participant or that otherwise has or lawfully obtains personal data relating to the Participant to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent appropriate in connection with this Agreement or the administration of the Plan.

(k)     Consent to Electronic Delivery. By entering into this Agreement and accepting the Restricted Stock Units evidenced hereby, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Restricted Stock Units via Company web site or other electronic delivery.
(l)     Clawback or Compensation Recovery Policy. Without limiting any other provision of this Agreement, and to the extent applicable, the Restricted Stock Units granted hereunder shall be subject to any clawback policy or compensation recovery policy or such other similar policy of the Company in effect from time to time.
(m)     Company Rights. The existence of the Restricted Stock Units does not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, including that of its Affiliates, or any merger or consolidation of the Company or any Affiliate, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of the Company’s or any Affiliate’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(n)     Severability. If a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, then only the portions of this Agreement which violate such statute or public policy shall be stricken, and all portions of this Agreement which do not violate any statute or public policy shall continue in full force and effect. Further, it is the parties’ intent that any court order striking any portion of this Agreement should modify the terms as narrowly as possible to give as much effect as possible to the intentions of the parties’ under this Agreement.
(o)     Further Assurances. The Participant agrees to use his or her reasonable and diligent best efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for the Participant’s benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein.
(p)     Headings and Captions. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
(q)     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank]

Exhibit A – Performance Goal

Performance Period:	January 1, 2019 through December 31, 2019
Performance Goal:	2019 Revenue* equaling or exceeding $___

If the Performance Goal is not met, all Restricted Stock Units under this Agreement shall be forfeited and canceled. The Restricted Stock Units remain subject to all other provisions (including, without limitation, any applicable adjustment, vesting and settlement provisions) of this Agreement and the Plan.

* Revenue generally refers to total revenues as disclosed by the Company with respect to the car rental business of the Company, it being understood and agreed that the car rental business of the Company consists of the U.S. Rental Car, International Rental Car and All Other Operations segments of the Company.

Adjustments. Notwithstanding the foregoing, in the event of (i) material acquisitions or dispositions during any Performance Period or (ii) currency fluctuations affecting U.S. dollar denominated Revenue by 5% or more from January 1, 2019 through the end of the Performance Period, the Performance Goal, if and as applicable, and/or the determination of Revenue, shall be adjusted in an equitable and proportionate manner as determined by the Committee and in accordance with any applicable provisions of the Plan; provided, further, in the event of any other extraordinary transactions and items during any Performance Period, such criteria and/or the Revenue determination may be adjusted by the Committee in accordance with any applicable provisions of the Plan.

15
15